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                                                                      EXHIBIT 22

                                PUROFLOW INCORPORATED

                             SUBSIDIARIES OF THE COMPANY


                                                          STATE OF INCORPORATION
ACTIVE:

    Puroflow Corporation                                         New York

    Michigan Dynamics, Inc.                                     California

INACTIVE:

    Ultra Dynamics Corporation                                    Delaware

    Decca Valves Corporation                                     California